Contact:
--------
David Renauld
Vice President, Corporate Affairs
(413) 665-8551

FOR IMMEDIATE RELEASE
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June 22, 2004

                    YDI WIRELESS AND TERABEAM COMPLETE MERGER

     FALLS CHURCH, VA, June 22, 2004 - Wireless systems providers YDI Wireless, Inc. (OTCBB: YDIW) and Terabeam Corporation today announced that they have completed their merger and Terabeam is now a wholly owned subsidiary of YDI.

     At the meeting of Terabeam stockholders on June 21, 2004, the merger of YDI and Terabeam was approved by holders of approximately 98% of Terabeam's shares that were voted on the proposal. The merger then became effective at 3:00 p.m. Eastern Time on June 22, 2004.

     In the merger, each share of Terabeam's common stock was converted into the right to receive 0.22 shares of YDI's common stock (except for approximately
1.14 million shares of Terabeam stock the holders of which took the initial step to seek appraisal rights). Given the approximately 52.58 million shares of Terabeam stock outstanding prior to the merger, YDI expects to issue approximately 11.32 million shares of its stock to the former Terabeam stockholders (other than those who may seek appraisal rights). These shares will represent approximately 42.6% of YDI's stock outstanding immediately after the transaction.

     Also as part of the merger, YDI's board of directors was revised to consist of four YDI designees and three Terabeam designees. The board members are now Daniel Saginario (Chairman), Robert Fitzgerald, Robert Wiedemer, and Michael Young (the four YDI designees) and John Gerdelman, Daniel Hesse, and Gary Rieschel (the three Terabeam designees).

     Robert Fitzgerald, Chief Executive Officer of YDI, stated, "We are very pleased to have completed this transaction with Terabeam. I welcome Terabeam's stockholders and thank them for their overwhelming support of the transaction. I also welcome Dan Hesse, John Gerdelman, and Gary Rieschel to our board of directors and look forward to working with them. Now, we will strive to achieve the contemplated benefits of this transaction and our recent acquisition of KarlNet and complete our transaction with Phazar."

ABOUT YDI WIRELESS
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     YDI Wireless, Inc. is a world leader in providing extended range, license free wireless data equipment and is a leading designer of turnkey long distance wireless systems ranging from 19.9 kbps to 1 Gbps for applications such as wireless Internet, wireless video, wireless LANs, wireless WANs, wireless MANs and wireless virtual private networks. Additional information about YDI Wireless as well as its complete product line can be found at the company's website located at http://www.ydi.com or by contacting the company by telephone at
           ------------------
413-665-8551 or by email at IR@ydi.com.
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

YDI Wireless and Terabeam Complete Merger
June 22, 2004
Page 2




Safe Harbor Statement
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Statements in this press release that are not statements of historical facts, including statements regarding the combination of YDI and Terabeam and the combined company's business outlook or expected performance or developments, are forward-looking statements that involve risks, uncertainties, and assumptions. YDI's actual results may differ materially from the results anticipated in these forward-looking statements. The forward-looking statements involve risks and uncertainties that could contribute to such differences including those relating to the ability of the companies to integrate in a cost-effective, timely manner without material liabilities or loss of desired employees or customers; the risk that the expected synergies and other benefits of the transaction will not be realized at all or to the extent expected; the risk that cost savings from the transaction may not be fully realized or may take longer to realize than expected; reactions, either positive or negative, of investors, competitors, customers, suppliers, employees, and others to the transaction; the time and costs required to integrate the companies; management and board interest in and distraction due to integrating the companies; the uncertain impact on the trading market, volume, and price of YDI's stock, particularly in light of the large amount of YDI stock expected to be issued in the transaction; the uncertain effect of the transaction on YDI's contemplated acquisition of Phazar and the two companies' ability and desire to consummate that transaction; the possibility that the transaction could negatively impact the contemplated acquisition of Phazar and expose YDI to liability to Phazar; the uncertain effect of the transaction on YDI's ability to have its common stock listed on the Nasdaq National Market or Nasdaq SmallCap Market; the possibility that the transaction could negatively impact YDI's ability to have its common stock listed on the Nasdaq National Market or Nasdaq SmallCap Market; the downturn and ongoing uncertainty in the telecommunications industry and larger economy; the intense competition in YDI's industries and resulting impacts on its pricing, gross margins, and general financial performance; difficulties in predicting YDI's future financial performance; and risks arising from and relating to YDI's recent acquisition of KarlNet, Inc. Further information on these and other factors that could affect YDI's actual results is and will be included in filings made by YDI from time to time with the Securities and Exchange Commission and in YDI's other public statements.